Exhibit 31.2

CERTIFICATION

I, Dane R. Saglio, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of New Generation Biofuels Holdings, Inc. (the “Company”);
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2010	By:	/s/ Dane R. Saglio
Dane R. Saglio
Chief Financial Officer (principal financial and accounting officer)